UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 28, 2011, Wells Core Office Income REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through Wells Core REIT - Westway II Houston, LLC, a wholly owned subsidiary of Wells Core Office Income Operating Partnership, L.P., our operating partnership, purchased a ten-story office building containing approximately 242,000 square feet (the "Westway II Building") for approximately $70.3 million, exclusive of closing costs and net of $4.2 million of adjustments. The purchase of the Westway II Building was funded with proceeds from a $300.0 million secured revolving credit facility and proceeds raised from our ongoing public offering. The Westway II Building was built in 2009 and is located on approximately 4.74 acres of land in Houston, Texas. The Westway II Building was purchased from Dienna Nelson Augustine Company, which is not affiliated with us, Wells Core Office Income REIT Advisory Services, LLC (the “Advisor”), or an affiliate of the Advisor.

The Westway II Building is currently 100% leased to four tenants and anchored by GE Oil & Gas, Inc. (“GE Oil & Gas”), a subsidiary of GE Energy. GE Oil & Gas is a provider of advanced technology equipment and services for the oil and gas industry. The Westway II Building is the world headquarters of GE Oil & Gas, which leases approximately 76% of the building.
The current aggregate annual effective base rent is approximately $4.0 million. The current weighted-average rental rate over the lease terms is approximately $16.26 per square foot. The current weighted-average remaining lease term is approximately eight years. GE Oil & Gas has the right to extend the term of its leases for either (i) one additional ten-year renewal period or (ii) two additional five-year renewal periods, each at the then-current market rate.
Based on the current condition of the Westway II Building, we do not believe it will be necessary to make significant renovations to the Westway II Building. Our management believes that the Westway II Building is adequately insured.
Item 9.01. Financial Statements and Exhibits
(a)     Financial Statements.
Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before December 9, 2011, by amendment to this Form 8-K.
(b)     Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: September 29, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

3